UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2014

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 22, 2014, HomeTrust Bancshares, Inc., a Maryland corporation (“HomeTrust”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jefferson Bancshares, Inc., a Tennessee corporation (“Jefferson”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Jefferson will merge with and into HomeTrust (the “Merger”), with  HomeTrust as the surviving corporation in the Merger.  Immediately after the effective time of the Merger (the “Effective Time”), HomeTrust intends to merge Jefferson Federal Bank, a wholly owned subsidiary of Jefferson, with and into HomeTrust Bank, a wholly owned subsidiary of HomeTrust (the “Bank Merger”), with HomeTrust Bank as the surviving institution in the Bank Merger.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of the common stock of Jefferson outstanding immediately prior to the Effective Time will be converted into the right to receive $4.00 in cash plus a fraction of a share of the common stock of HomeTrust equal to the quotient of $4.00 divided by the average of the volume weighted price of HomeTrust common stock on the NASDAQ Stock Market for the ten trading days ending on the fifth trading day immediately preceding the Merger closing date, with the exchange ratio fixed at .2667 if the average HomeTrust price is equal to or less than $15.00 and at .2222 if the average HomeTrust price is equal to or greater than $18.00.  All in-the-money Jefferson stock options outstanding immediately prior to the Effective Time will be canceled in exchange for a cash payment as provided in the Merger Agreement.

The Merger Agreement contains customary representations and warranties from both HomeTrust and Jefferson, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, including, in the case of Jefferson, specific forbearances with respect to its business activities, (2) Jefferson’s obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, that its board of directors recommend that Jefferson shareholders vote to approve the Merger Agreement, and (3) Jefferson’s non-solicitation obligations regarding alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including approval of the Merger Agreement by Jefferson’s shareholders and the receipt of required regulatory approvals.  The Merger is expected to be completed in the second calendar quarter of 2014.

The Merger Agreement provides certain termination rights for both HomeTrust and Jefferson and further provides that a termination fee of $1,950,000 will be payable by Jefferson upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger

Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.  In addition, such representations and warranties (1) will not survive the consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding HomeTrust or Jefferson, their respective affiliates or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding HomeTrust, Jefferson, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Jefferson and a prospectus of HomeTrust, as well as in the Forms 10-K, Forms 10-Q and other documents that each of HomeTrust and Jefferson file with or furnish to the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, simultaneous with the execution of the Merger Agreement, HomeTrust Bank entered into employment agreements with each of Anderson L. Smith, the current President and Chief Executive Officer of Jefferson and Jefferson Federal Bank, John William Beard, the current Executive Vice President and Chief Credit Officer of Jefferson Federal Bank, and Gary L. Keys, the current Executive Vice President and Manager of Special Assets of Jefferson Federal Bank, under which Messrs. Smith, Beard and Keys will serve as East Tennessee Market President, East Tennessee Senior Credit Officer and Commercial Relationship Manager, respectively, of HomeTrust Bank, effective upon completion of the Bank Merger.  Also pursuant to the Merger Agreement, as of the Effective Time, Mr. Smith will become a director of HomeTrust and HomeTrust Bank.

Each director of Jefferson has executed a voting agreement with HomeTrust pursuant to which the director has agreed to vote his shares of Jefferson common stock in favor of the Merger Agreement.  Each director of Jefferson also has executed a resignation, non-solicitation and confidentiality agreement with HomeTrust.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results of HomeTrust, Jefferson and/or the combined company to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the Merger might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the Merger might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in each company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in each company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, each company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in each company’s market areas; decreases in the secondary market for the sale of loans; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require an  increase in the reserve for loan losses, write-down of assets, change in regulatory capital position or affect the ability to borrow funds or maintain or increase deposits, which could adversely affect  liquidity and earnings; legislative or regulatory changes that adversely affect each company’s business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the ability of each company to attract and retain deposits; increases in premiums for deposit insurance; management’s assumptions in determining the adequacy of the allowance for loan losses; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain of assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on each company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect each company’s workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; the ability to retain key members of each company’s senior management team; costs and effects of litigation, including settlements and judgments; the ability of HomeTrust to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to each company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting each company’s operations, pricing, products and services; and the other risks described in HomeTrust’s and Jefferson’s reports filed with the SEC, including their Annual Reports on Form 10-K for the fiscal year ended June 30, 2013.

Any of the forward-looking statements made in this report are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, because of the factors listed above or because of other factors that cannot be foreseen.  HomeTrust does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Additional Information

HomeTrust will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of Jefferson that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of Jefferson.  Jefferson shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, Jefferson and the proposed transaction.  When filed, this document and other documents relating to the Merger filed by HomeTrust and Jefferson can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing HomeTrust’s website at www.hometrustbanking.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Jefferson’s website at www.jeffersonfederal.com under the tab “Investor Relations” and then under “SEC Filings.”  Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049, or from Jefferson, upon written request to Jefferson Bancshares, Inc., Attn: Investor Relations, 120 Evans Avenue, Morristown, Tennessee 37814 or by calling (423) 586-8421.

Participants in this Transaction

HomeTrust, Jefferson and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Jefferson shareholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 11, 2013 and the definitive proxy statement of Jefferson filed with the SEC on October 4, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	2.1	Agreement and Plan of Merger, dated as of January 22, 2014, by and between HomeTrust Bancshares, Inc. and Jefferson Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 27, 2014	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2014, by and between HomeTrust Bancshares, Inc. and Jefferson Bancshares, Inc.